CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Independent Auditors" in the Class A, Class B, Class C and Class I Shares Statement of Additional Information for the John Hancock Small Cap Growth Fund (formerly, John Hancock Emerging Growth Fund, one of the funds comprising the John Hancock Series Trust) and to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A No. 2-75807) of our reports dated December 12, 1998 on the financial statements and financial highlights of John Hancock Emerging Growth Fund.



                                                      /s/ERNST & YOUNG LLP
                                                      --------------------
                                                      ERNST & YOUNG LLP

Boston, Massachusetts
September 24, 1999